As filed with the Securities and Exchange Commission on January 29, 2025
Registration No. 333-          .

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	14-1896129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100
Carlsbad, California 92008
(Address of Principal Executive Offices)(Zip Code)

2010 EQUITY INCENTIVE PLAN
2010 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Kishore Seendripu, Ph.D.
5966 La Place Court, Suite 100
Carlsbad, California 92008
(Name and address of agent for service)

(760) 692-0711
(Telephone number, including area code, of agent for service)

Copies to:
Mark Baudler
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT
ON FORM S-8 NO. 333-217021, NO. 333-223847, NO. 333-230606, NO. 333-237274, NO. 333-254961, NO. 333-263824, NO. 333-269507 and NO. 333-276784
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective. The Registrant previously registered shares of its Common Stock for issuance under the MaxLinear, Inc. 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2017 (File No. 333-217021), the Registration Statement on Form S-8 filed with the Commission on March 22, 2018 (File No. 333-223847), the Registration Statement on Form S-8 filed with the Commission on March 29, 2019 (File No. 333-230606), the Registration Statement on Form S-8 filed with the Commission on March 19, 2020 (File No. 333-237274), the Registration Statement on Form S-8 filed with the Commission on April 1, 2021 (File No. 333-254961), the Registration Statement on Form S-8 filed with the Commission on March 24, 2022 (File No. 333-263824), the Registration Statement on Form S-8 filed with the Commission on February 1, 2023 (File No. 333-269507) and the Registration Statement on Form S-8 filed with the Commission on January 31, 2024 (File No. 333-276784). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1
Specimen Common Stock Certificate of the Registrant (which is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Form 8-A (Registration No. 001-34666), filed on March 30, 2017).

4.2+	2010 Equity Incentive Plan, as amended December 13, 2018 (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K (File No. 001-34666), filed on December 19, 2018).
4.3+	Form of Agreement under the 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-34666), filed on July 28, 2011).
4.4+†
Form of Restricted Stock Unit Award Agreement for Performance-Based Awards under the 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.17 of the Registrant's Annual Report on Form 10-K (File No. 001-34666), filed on January 31, 2024).

4.5+	2010 Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.8 of the Registrant’s Current Report on Form 8-K (File No. 001-34666), filed on August 15, 2016).
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).
24.1	Power of Attorney (contained on signature page hereto).
107.1	Filing Fee Table

+	Indicates management contract or compensatory plan, contract or arrangement.
†	Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Registrant agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request..

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on this 29th day of January 2025.

MAXLINEAR, INC.

(Registrant)

		By:	/s/ KISHORE SEENDRIPU, PH.D.
Kishore Seendripu, Ph.D.
President and Chief Executive Officer
Date:	January 29, 2025		(Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kishore Seendripu, Ph.D. and Steven G. Litchfield, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ KISHORE SEENDRIPU, PH.D.	President and Chief Executive Officer	January 29, 2025
Kishore Seendripu, Ph.D.	(Principal Executive Officer)

/s/ STEVEN G. LITCHFIELD	Chief Financial Officer and Chief Corporate Strategy Officer	January 29, 2025
Steven G. Litchfield	(Principal Financial Officer)

/s/ CONNIE KWONG	Corporate Controller	January 29, 2025
Connie Kwong	(Principal Accounting Officer)

/s/ THOMAS E. PARDUN	Lead Director	January 29, 2025
Thomas E. Pardun

/s/ DANIEL A. ARTUSI	Director	January 29, 2025
Daniel A. Artusi

/s/ CAROLYN D. BEAVER	Director	January 29, 2025
Carolyn D. Beaver

/s/ GREGORY P. DOUGHERTY	Director	January 29, 2025
Gregory P. Dougherty

/s/ TSU-JAE KING LIU, PH.D.	Director	January 29, 2025
Tsu-Jae King Liu, Ph.D.

/s/ ALBERT J. MOYER	Director	January 29, 2025
Albert J. Moyer

/s/ THEODORE TEWKSBURY, PH.D.	Director	January 29, 2025
Theodore Tewksbury, Ph.D.